Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 29, 2026 (except for the effects of the reverse stock split described in Note 12, as to which the date is July 29, 2026) in Amendment No.1 to the Registration Statement (Form S-1 No. 333-297456) and the related Prospectus of Braveheart Bio, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
San Mateo, California
July 30, 2026